SECTION 1350 CERTIFICATION

OF PRINCIPAL FINANCIAL OFFICER

In connection with the Annual Report on Form 10-K for the period ending December 31, 2014 (the Report), I, Marilyn S. Cleeff, Principal Financial Officer of Price Asset Management, Inc., the managing member of RICI® Linked – PAM Advisors Fund, LLC (the Company), certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 30, 2015	By: /s/ Marilyn S. Cleeff
Marilyn S. Cleeff
Principal Financial Officer